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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        GREATER ATLANTIC FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


DELAWARE                                                    54-18773112
(state of incorporation or organization)       (IRS Employer Identification No.)


10700 PARKRIDGE BOULEVARD
RESTON, VIRGINIA 20191                                          20191
(Address of principal executive offices)                    (Zip Code)


   If this form relates to the registration of a class of securities pursuant
     Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box./ X /

              Securities Act registration statement file number to
                       which this form relates: 333-76169

        Securities to be registered pursuant to Section 12(g) of the Act:


                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of class)



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Item 1.     Description of Registrant's Securities to be Registered.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock" contained in the Registration Statement filed on April 13, 1999 and amended on June 2, 1999 and June 11, 1999 on Form SB-2, No. 333-76169. (See Exhibit 3 of Item 2).

Item 2.     Exhibits.

      1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form SB-2, No. 333-76169, filed on April 13, 1999.

      2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, No. 333-76169, filed on April 13, 1999.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, No. 333-76169, filed on April 13, 1999.

      3. Copy of the portion of the Prospectus entitled "Description of Capital Stock" filed on April 13, 1999 and amended on June 2, 1999 and June 11, 1999, as part of the Registrant's Registration Statement on Form SB-2 No. 333-76169.



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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                Greater Atlantic Financial Corp.
                                        (Registrant)


                                Date: June 22, 1999


                                By: /s/ Carroll E. Amos
                                    -----------------------------------
                                    Carroll E. Amos
                                    President and Chief Executive Officer